EXHIBIT (j)


                         Consent of Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Class IA Shares Prospectuses and "Custodian; Counsel; Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated January 31, 2001 in the Registration Statement (Form N-1A) and related Prospectuses and Statements of Additional Information of First American Insurance Portfolios, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 5 under the Securities Act of 1933 (Registration No. 333-93883) and Amendment No. 5 under the Investment Company Act of 1940 (Registration No. 811-09765).

                                                               Ernst & Young LLP

Minneapolis, Minnesota
April 24, 2001